Neuropathix, Inc. Acquires Neuroprotective and Anticonvulsant Intellectual Property Estate

DOYLESTOWN, PA – December 21, 2020 – Neuropathix, Inc. (OTCQB: NPTX), (the “Company” or "Neuropathix"), a socially responsible pain management life sciences company, announced today that it acquired neuroprotective and anticonvulsant small-molecule drug technology from Advanced Neural Dynamics, Inc., (“AND”) and Fox Chase Chemical Diversity Center, Inc., on December 18, 2020. Exemplification of this technology can be found in issued US Patent 8,609,849 entitled “Novel Hydroxylated Sulfamides Exhibiting Neuroprotective Action and Their Method of Use.” All relevant intellectual property rights have been acquired by Neuropathix for stock and cash purchase considerations. Neuropathix, Advanced Neural Dynamics and Fox Chase Chemical Diversity Center look forward to further characterizing and developing a novel class of anticonvulsant drugs designed to treated refractory epilepsy and neuropathic pain. All three companies are located within the Pennsylvania Biotechnology Center in Doylestown, PA.

"This is a pure-play life science acquisition on treatments for refractory epilepsy and neuroprotection,” stated Dean Petkanas, CEO of Neuropathix, Inc. “The acquired IP from Fox Chase and Advanced Neural Dynamics are compelling, SBIR NIH study grant validated neuroprotectant compounds. These acquisitions provide Neuropathix another exciting avenue for strong clinical pipelines. Additionally, having world-class life sciences professionals in Douglas Brenneman, Chief Scientific Officer from Advanced Neural Dynamics and Neuropathix Strategic Advisory Board member and Allen Reitz, CEO of Fox Chase, allied with our company further strengthens our path towards clinical validation and commercialization.”

About Neuropathix, Inc.

Neuropathix is a biopharmaceutical company focused on the research and development of a pipeline of next generation socially responsible pain management and neuroprotective therapeutics to treat patients with significant unmet medical needs. Over the past ten years, Neuropathix has discovered, developed and patented a global intellectual property estate, led by its lead clinical target, KLS-13019, as novel new therapeutic agents designed to prevent and reverse neuropathic pain, reduce oxidative stress, and act as anti-inflammatory neuroprotectants. The Company's family of patented monotherapeutic molecules focuses on treating oxidative stress-related diseases, chronic pain management and neurodegenerative disorders. The therapeutic targets include chemotherapy-induced peripheral neuropathy (CIPN), a chronic neuropathy caused by toxic chemotherapeutic agents; hepatic encephalopathy (HE), a neurotoxic brain-liver disorder caused by excessive concentrations of ammonia and ethanol in the brain; mild traumatic brain injury (mTBI), a disorder associated with single and repetitive impact injuries; and chronic traumatic encephalopathy (CTE) a disease associated with highly repetitive impact injuries in professional and amateur sports. Neuropathix conducts its research and development efforts at the Pennsylvania Biotechnology Center of Bucks County in Doylestown, PA.

For more information about Neuropathix, visit www.neuropathix.com and the Company’s Twitter page at @neuropathix.

Forward-Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This press release contains statements about expected future events, the ability to successfully integrate Fox and AND into the Company, the Company’s business plan, plan of operations, the viability of the Company’s and/or Fox and AND’s drug candidates, and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements, by definition, involve risks and uncertainties. The Company does not sell or distribute any products that are in violation of the United States Controlled Substances Act.

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